Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-4 (No. 333-209648) and Registration Statement on Form S-8 (Nos. 333-09168, 333-93543, 333-60952, 333-91552, 333- 111579, 333-129961, 333-129960, 333-111108, 333-202302, 333-175839, and 333-165137) of Shire plc of our report dated March 3, 2016 relating to the financial statements of Baxalta Incorporated, which appears in this Current Report on Form 8-K of Shire plc.

/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
June 2, 2016